Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture, dated as of August 5, 2014, (this “Second Supplemental Indenture”) among KKR Group Finance Co. III LLC, a Delaware limited liability company (the “Company”), KKR & Co. L.P., a Delaware limited partnership (the “Partnership”), KKR Management Holdings L.P., a Delaware limited partnership (“Management Holdings”), KKR Fund Holdings L.P., a Cayman Islands limited partnership (“Fund Holdings” and, together with Management Holdings and the Partnership, the “Existing Guarantors”), KKR International Holdings L.P., a Cayman Islands limited partnership (the “New Guarantor” and, together with the Existing Guarantors, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Existing Guarantors, the Company and the Trustee are parties to an indenture dated as of May 29, 2014 (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of May 29, 2014 among the Company, the Existing Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance by the Company of $500,000,000 aggregate principal amount of 5.125% Senior Notes due 2044 (the “Notes”);

WHEREAS, Section 1402 of the Indenture provides that the Company and each Existing Guarantor shall cause each New KKR Entity (other than a Non-Guarantor Entity) to become a Guarantor pursuant to the Indenture and provide a Guarantee in respect of the Notes (the “New Guarantee”);

WHEREAS, the New Guarantor is a New KKR Entity and is not a Non-Guarantor Entity under the terms and conditions set forth under the Indenture;

WHEREAS, pursuant  to Section 901 of the Indenture, the Company, the Existing Guarantors and the Trustee, may, without the consent of any Holders, enter into this Second Supplemental Indenture for the purpose of adding the New Guarantor as a Guarantor under the Indenture;

WHEREAS, pursuant to Sections 901 and 1413 of the  Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Definition of KKR Group Partnerships. The term “KKR Group Partnerships” under Section 2.1 of the First Supplemental Indenture is hereby amended and replaced in its entirety to read as follows:

“KKR Group Partnerships” means KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., a Cayman Islands limited partnership and KKR International Holdings L.P., a Cayman Islands limited partnership, together.”

(3)                                 Agreement to be Bound.  The New Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(4)                                 Guarantee.  The New Guarantor agrees, on a joint and several basis, with the Existing Guarantors, to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article XIV of the Indenture.

(5)                             Execution as Supplemental Indenture.   This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture forms a part thereof.

(6)                                 Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Guarantees.  All rights, protections, privileges and indemnities granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

(7)                                 Separability Clause.  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(8)                             No Recourse Against Others.  No director, partner, officer, employee, member, manager or stockholder of the New Guarantor shall have any liability for any obligations of the Company or the Guarantors (including the New Guarantor) under the Notes, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting the Notes waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(9)                             Successors and Assigns.  All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

(10)                          Execution and Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(11)                          Governing Law.  This Second Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

(12)                          Headings.  The headings of the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

KKR GROUP FINANCE CO. III LLC

By:	KKR Management Holdings Corp.,
its managing member

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Chief Financial Officer

KKR & CO. L.P.

By:	KKR Management LLC,
its general partner

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P.

By:	KKR Management Holdings Corp.,
its general partner

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture — Senior Notes due 2044]

KKR FUND HOLDINGS L.P.

By:	KKR Fund Holdings GP Limited,
its general partner

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

And

By:	KKR Group Holdings L.P.,
its general partner

By:	KKR Group Limited, the general partner of KKR Group Holdings L.P.

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

KKR INTERNATIONAL HOLDINGS L.P.

By:	KKR Fund Holdings GP Limited,
its general partner

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

And

By:	KKR Group Holdings L.P.,
its general partner

By:	KKR Group Limited, the general partner of KKR Group Holdings L.P.

By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

[Signature Page to Second Supplemental Indenture — Senior Notes due 2044]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

[Signature Page to Second Supplemental Indenture — Senior Notes due 2044]